UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 19, 2023

Date of Report (Date of earliest event reported)

000-52952

Commission File Number

Freedom Holdings, Inc. aka Freedom Acquisition Corp.
(Exact name of registrant as specified in its charter)

Florida	56-2560951
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10524 Independence Ave. Chatsworth, CA	91311
(Address of principal executive offices)	(Zip Code)

813-699-4098

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 19, 2023 the Company entered into a Definitive Agreement with Villa Flora, Inc. The Agreement calls for

a.	Freedom to purchase 100% of Village Flora, Inc. with the issuance Freedom 200,000 common shares @ $2.00 per share for a total value of $400,000.00.
b.	Village Flora shall become a wholly owned subsidiary of Freedom.
c.	Village Flora holds two fully up to date Cannabis Licenses, with an estimated worth of $1.5 Million. As a wholly owned subsidiary of Freedom the Licenses will become an asset of the company

1)	License #1 – License Number: CDPH-10003635 License Type: Provisional Type 6: Non-Volatile Solvent Extraction
2)	License #2 – License Number: C11-0000438-LIC License Type: Provisional Distributor

Item 8.01. Other Events

On April 20, 2023 a press release was issued to announce the acquisition of Villa Flora

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Definitive Agreement dated April 19, 2023
99.1	Press Release dated April 20, 2023
104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2023	By:	/s/ John Vivian
John Vivian
CEO

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